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                                                                    EXHIBIT 23.6



CONSENT OF UBS WARBURG LLC



    We hereby consent to the use of our name and to the description of our opinion letter, dated July 15, 2000, under the caption "Opinion of IPALCO's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4 of The AES Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



Dated: September 1, 2000



                                UBS WARBURG LLC

                                by   /s/ JASON D. SWEET
                                     ---------------------
                                     Jason D. Sweet
                                     Managing Director